Exhibit 10.11

Sterling Bank & Trust, Fsb

Executive Incentive Retirement Plan

STERLING BANK & TRUST, FSB
EXECUTIVE INCENTIVE RETIREMENT PLAN

THIS EXECUTIVE INCENTIVE RETIREMENT PLAN (the “Agreement”) is adopted this 8th day of May, 2007, by and between Sterling Bank & Trust, Fsb, headquartered in Southfield, Michigan, (the “Company”) and Steve Huber (the “Executive”), and is effective as of the 1st day of January, 2007.

The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company.  This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act (“ERISA”).

Article 1
Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1                               “Annual Crediting Rate” means eight percent (8%).

1.2                               “Beneficiary” means each designated person (in conformity with the Beneficiary Designation Form process detailed at Section 1.3 below), or the estate of a deceased Executive, entitled to benefits, if any, upon the death of the Executive determined pursuant to Article 5.

1.3                               “Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate one or more beneficiaries.  See for example, Exhibit A attached to this Agreement.

1.4                               “Board” means the Board of Directors of the Company as from time to time constituted.

1.5                               “Change of Control Event” shall have occurred upon (a) a Change of Ownership of the Company, (b) a Change in Effective Control of the Company, or (c) a Change in Ownership of a Substantial Portion of the Company; provided that, to constitute a Change of Control Event as to the Executive, the Change of Control Event must relate to: (i) the Company, (ii) the corporation(s) liable for the payment of deferred compensation to the participant, or (iii) a corporation that is a Majority Shareholder of a corporation identified in (i) or (ii), or any corporation in a chain of corporations in which each corporation is a Majority Shareholder of another corporation in the chain, ending in a corporation identified in (i) or (ii).  A transfer from an existing shareholder of the Company to a Disregarded Member as described in (d) below shall not constitute a Change in Control Event.

(a)                                 “Change in Effective Control” of the Company shall have occurred on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35 percent or more of the total voting power of the stock of the Company.  However, if any one person, or more than one person acting as a group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same person or group is not considered to cause a change in the effective control of the Company.

(b)                                 “Change in Ownership” of the Company shall have occurred on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of stock of the Company.  However, if any one person or more than one person acting as a group is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or group is not considered to cause a change in ownership of the Company.  For purposes of this definition, persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering; however, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.  If a person, including an entity, owns stock in both a corporation and the Company which enter into a merger, consolidation, purchase or acquisition of stock, or similar business transaction, such shareholder is considered to be acting as a group with other shareholders in the Company and not with respect to the ownership interest in the other corporation.  An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as acquisition of stock for purposes of this definition.  However, if any one person, or more than one person acting as a group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same person or group is not considered to cause a change in the ownership of the Company.

(c)                                  “Change in Ownership of a Substantial Portion” of the Company shall have occurred on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.  For purposes of this definition, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.  However, there is no Change in Ownership of a Substantial

Portion of the Company when there is a transfer to an entity that is controlled by shareholders of the Company immediately after the transfer.  Moreover, a transfer of assets by the Company is not treated as a Change in Ownership of a Substantial Portion of the Company if the assets are transferred to: i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; ii) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company; iii) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or iv) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly by a person described in iii).

(d)                                 A Disregarded Member for purposes of a Change in Control Event shall be: (i) any parent, child spouse, or lineal descendant of a current shareholder of the Company; (ii) any affiliated entity created by a current shareholder of the Company in anticipation of their death, e.g., revocable or irrevocable trusts of which such shareholder is the grantor, and (iii) any person described in (d)(i) or (d)(ii) above that becomes a shareholder of the Company as a result of a transfer from a person described in (d)(i) or (d)(ii) above.  For purposes of the Definition of Disregarded Member, parent shall include step parent and child or grandchild shall include step child or grandchildren.

1.6                               “Code” means the Internal Revenue Code of 1986, as amended.

1.7                               “Compensation Committee” means the Board or such committee or persons as the Board shall appoint.

1.8                               “Contributions” means the amounts credited to the Incentive Award Account as set forth in Section 3.1.

1.9                               “Distribution Election Form” means the foul” established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate the time and form of distribution.  See for example, Exhibit B attached to this Agreement.

1.10                        “Effective Date” means January 1, 2007.

1.11                        “Early Termination” means Separation from Service before the Vesting Date except when such Separation from Service occurs: (i) following a Change in Control Event; or (ii) due to death, Permanent Disability, or Termination for Cause.

1.12                        “Incentive Award Account” means the Company’s accounting of the Contributions, plus accrued interest.

1.13                        “Majority Shareholder” means a shareholder of the Company owning greater than 50% of the total fair market value of the Company and/or greater than 50% of the total voting power of the Company.

1.14                        “Monthly Crediting Rate” means the Annual Crediting Rate adjusted to take into account monthly compounding.

1.15                        “Normal Retirement Age” means the Executive attaining age sixty-five (65).

1.16                        “Permanent Disability” or “Disabled” means “Totally Disabled” within the meaning of such term as set forth in the Long-Term Disability Plan of the Company (the provisions of which are incorporated herein by reference).

1.17                        “Plan Administrator” means the plan administrator described in Article 8.

1.18                        “Plan Year” means each twelve-month period commencing on January 1 and ending on December 31 of each year.

1.19                        “Separation from Service” means the Executive’s ceasing to be an employee of the Company subject to the following qualification below:

Where the Executive continues to provide services to the Company in a capacity other than as an employee (for example, as a member of the Board), a Separation from Service will not be deemed to have occurred if the Executive is providing services at an annual rate that is 50 percent or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual remuneration for such services is 50 percent or more of the average annual remuneration earned during the final three full calendar years of employment (or if less, such lesser period).  For this purpose, the annual rate of providing services is determined based upon the measurement used to determine the Executive’s base compensation (for example, amounts of time required to earn salary, hourly wages, or payments for specific projects).

1.20                        “Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Company if any stock of the Company is publicly traded on an established securities market or otherwise.

1.21                        “Termination for Cause” means a Separation from Service for:

(a)                                 Gross negligence or gross neglect of duties to the Company; or

(b)                                 Conviction of a felony; or, of a gross misdemeanor involving moral turpitude in connection with the Executive’s employment with the Company; or

(c)                                  Fraud, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive’s employment and resulting in a material adverse effect on the Company.

1.22                        “Vesting” means the process by which the Executive becomes entitled to distribution of the Incentive Award Account by virtue of the Executive having performed services for the Company during Plan Years, or upon the occurrence of a Change in Control Event of the Company each as appropriate.

Article 2
Company Contributions

For each Plan Year prior to Normal Retirement Age, the Company, upon recommendation of the Compensation Committee, shall determine the Incentive Award, if any, payable to the Executive during the following Plan Year.  The Incentive Award shall be based on the terms and conditions of the Incentive Compensation Plan.  For each month of the Plan Year, the Incentive Award Account shall be credited with a prorated portion of the Incentive Award declared during the prior Plan Year.

Article 3
Incentive Award Account

3.1                               Establishing and Crediting.  The Company shall establish an Incentive Award Account on its books for the Executive and shall credit to the Incentive Award Account the following amounts:

(a)                                 Any Contributions hereunder; and

(b)                                 Prior to Normal Retirement Age, interest as follows:

(i)            Each month and immediately prior to the distribution of any benefits, but only until commencement of benefit distributions under this Agreement, interest shall be credited on the Incentive Award Account at a rate equal to the Monthly Crediting Rate; and

(ii)           Each month during any applicable installment period, interest shall be credited on the unpaid Incentive Award Account balance at the Monthly Crediting Rate.  Prior to the commencement of any distributions hereunder, the Board, in its sole discretion, may change the rate used to calculate interest in this Section 3.1(b)(ii).

3.2                               Accounting Device Only.  The Incentive Award Account is solely a device for measuring amounts to be paid under this Agreement.  The Incentive Award Account is not a trust fund of any kind.  The Executive is a general unsecured creditor of the Company for the distribution of benefits.  The benefits represent the mere Company promise to distribute such benefits.  The Executive’s rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executive’s creditors.

3.3                               Vesting in Incentive Award Account.  The Executive shall become Vested in his or her Incentive Award Account in accordance with the vesting schedule described in Section 4.2.1.

Article 4
Distributions During Lifetime

4.1                               Benefit Upon Vesting.  Upon Separation from Service after having attained five (5) Plan Years of service, the Company shall distribute to the Executive the benefit described in this Section 4.1 in lieu of any other benefit under this Article.

4.1.1                     Amount of Benefit.  The benefit under this Section 4.1 is the Incentive Award Account balance at Separation from Service adjusted in accordance with Section 3.1(b)(i) as appropriate.

4.1.2                     Distribution of Benefit.  The Company shall distribute the benefit to the Executive as elected by the Executive on the Distribution Election Form commencing within thirty (30) days following Separation from Service.

4.2                               Early Termination Benefit.  Upon Separation from Service prior to having attained five (5) Plan Years of service, the Company shall distribute to the Executive the benefit described in this Section 4.2 in lieu of any other benefit under this Article.

4.2.1                     Amount of Benefit.  The benefit under this Section 4.2 is determined by vesting the Executive in twenty percent (20%) of the Incentive Award Account balance adjusted in accordance with Section 3.1(b)(i) as appropriate for the first Plan Year of service attained by the Executive, and an additional twenty percent (20%) of Incentive Award Account balance adjusted in accordance with Section 3.1(b)(i) as appropriate for each succeeding full Plan Year of service attained thereafter.

4.2.2                     Distribution of Benefit.  The Company shall distribute the benefit to the Executive as elected by the Executive on the Distribution Election Form commencing within thirty (30) days following Separation from Service.

4.3                               Change in Control Event Benefit.  Upon a Change in Control Event, the Company shall distribute to the Executive the benefit described in this Section 4.3 in lieu of any other benefit under this Article.

4.3.1                     Amount of Benefit.  The benefit under this Section 4.3 is the Incentive Award Account balance as of the date of the Change in Control Event adjusted in accordance with Section 3.1(b)(i) as appropriate.

4.3.2                     Distribution of Benefit.  The Company shall distribute the benefit to the Executive as elected by the Executive on the Distribution Election Form commencing within thirty (30) days following the occurrence of the Change in Control Event.

4.4                               Restriction on Timing of Distribution.  Notwithstanding any provision of this Agreement to the contrary, if the Executive is considered a Specified Employee at Separation from Service under such procedures as established by the Company in accordance with Section 409A of the Code, benefit distributions that are made upon Separation from Service may not commence earlier than six (6) months after the date of such Separation from Service.  Therefore, in the event this Section 4.4 is applicable to the Executive, any distribution which would otherwise be paid to the Executive within the first six months following the Separation from Service shall be accumulated and paid to the Executive in a lump sum on the first day of the seventh month following the Separation from Service.  All subsequent distributions shall be paid in the manner specified.

4.5                               Distributions Upon Income Inclusion Under Section 409A of the Code.  Upon the inclusion of any portion of the Incentive Award Account balance into the Executive’s income as a result of the failure of this non-qualified deferred compensation plan to comply with the requirements of Section 409A of the Code, to the extent such tax liability can be covered by the Incentive Award Account balance, a distribution shall be made as soon as is administratively practicable following the discovery of the plan failure.

4.6                               Change in Form or Timing of Distributions.  For distribution of benefits under this Article 4, the Executive may elect to delay the timing or change the form of distributions by submitting a Distribution Election Font.’ to the Plan Administrator.  Any such elections:

(a)                                 may not accelerate the time or schedule of any distribution, except as provided in Section 409A of the Code and the regulations thereunder;

(b)                                 must, for benefits distributable under Sections 4.1, 4.2, and 4.3, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made;

(c)                                  must take effect not less than twelve (12) months after the election is made; and

(d)                                 must be made twelve (12) months prior to the date the distributions are scheduled to be paid.

Article 5
Distributions at Death

5.1                               Death During Active Service.  If the Executive dies while in active service to the Company, the Company shall distribute to the Beneficiary the benefit described in this Section 5.1.  This benefit shall be distributed in lieu of the benefits under Article 4.

5.1.1                     Amount of Benefit.  The benefit under this Section 5.1 is Five Hundred Ninety Nine Thousand One Hundred Fifty Three ($599,153.00).

5.1.2                     Distribution of Benefit.  The Company shall distribute the benefit to the Executive as elected by the Executive on the Distribution Election Form commencing within thirty (30) days following receipt by the Company of the Executive’s death certificate.

5.2                               Death During Distribution of a Benefit.  If the Executive dies after any benefit distributions have commenced under this Agreement but before receiving all such distributions, the Company shall distribute to the Beneficiary the remaining benefits at the same time and in the same amounts that would have been distributed to the Executive had the Executive survived.

5.3                               Death After Separation from Service But Before Benefit Distributions Commence.  If the Executive is entitled to benefit distributions under this Agreement, but dies prior to the commencement of said benefit distributions, the Company shall distribute to the Beneficiary the same benefits and in the same manner that the Executive was entitled to prior to death except that the benefit distributions shall commence within ninety (90) days following the date of the Executive’s death.  Evidence of the Executive’s death shall be demonstrated by the receipt by the Company of the Executive’s death certificate.

Article 6
Beneficiaries

6.1                               Beneficiary.  The Executive shall have the right, at any time, to designate a Beneficiary to receive any benefits distributable under the Agreement to a Beneficiary upon the death of the Executive.  The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designated under any other plan of the Company in which the Executive participates.

6.2                               Beneficiary Designation Change.  The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent.  The Executive’s beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved.  The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time.  Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled.  The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive’s death.

6.3                               Acknowledgment.  No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged by the Plan Administrator or its designated agent.

6.4                               No Beneficiary Designation.  If the Executive dies without a valid Beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive’s spouse shall be the designated Beneficiary.  If the Executive has no surviving spouse, the benefits shall be paid to the personal representative of the Executive’s estate.

6.5                               Facility of Distribution.  If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct distribution of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person.  The

Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit.  Any distribution of a benefit shall be a distribution for the account of the Executive and the Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such distribution amount.

Article 7
General Limitations

7.1                               Termination for Cause.  Notwithstanding any provision of this Agreement to the contrary, the Company shall not distribute any benefit under this Agreement if the Executive’s employment with the Company is terminated due to a Termination for Cause.

7.2                               Misstatement.  Notwithstanding any provision of this Agreement to the contrary, the Company shall not distribute any benefit under this Agreement if an insurance company which issued a life insurance policy covering the Executive and owned by the Company denies coverage (i) for material misstatements of fact made by the Executive on an application for such life insurance, or (ii) for any other reason.

7.3                               Removal.  Notwithstanding any provision of this Agreement to the contrary, the Company shall not distribute any benefit under this Agreement if the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

Article 8
Administration of Agreement

8.1                               Plan Administrator Duties.  This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or persons as the Board shall appoint.  The Plan Administrator shall administer this Agreement according to its express terms and shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement to the extent the exercise of such discretion and authority does not conflict with Section 409A of the Code and regulations thereunder.

8.2                               Agents.  In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

8.3                               Binding Effect of Decisions.  The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement.

8.4                               Indemnity of Plan Administrator.  The Company shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

8.5                               Company Information.  To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of the Executive, the date and circumstances of the Permanent Disability, death or Separation from Service of the Executive, and such other pertinent information as the Plan Administrator may reasonably require:

8.6                               Statement of Accounts.  The Plan Administrator shall provide to the Executive, within one-hundred twenty (120) days after the end of each Plan Year, a statement setting forth the Incentive Award Account balance.

Article 9
Claims and Review Procedures

9.1                               Claims Procedure.  The Executive or Beneficiary (“claimant”) who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

9.1.1                     Initiation — Written Claim.  The claimant initiates a claim by submitting to the Company a written claim for the benefits.  If such a claim relates to the contents of a notice received by the claimant, the claim must be made within sixty (60) days after such notice was received by the claimant.  All other claims must be made within one-hundred eighty (180) days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the claimant.

9.1.2                     Timing of Company Response.  The Company shall respond to such claimant within ninety (90) days after receiving the claim.  If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional ninety (90) days by notifying the claimant in writing, prior to the end of the initial ninety (90) day period, that an additional period is required.  The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

9.1.3                     Notice of Decision.  Upon reaching a decision with respect to a claim, the Company shall notify the claimant in writing of such decision.  The Company shall write the notification in a manner calculated to be understood by the claimant.  The notification shall set forth:

(a)                                 The specific reasons for the denial or approval,

(b)                                 A reference to the specific provisions of this Agreement, on which the denial is based,

(c)                                  A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

(d)                                 An explanation of the Agreement’s review procedures and the time limits applicable to such procedures, and

(e)                                  A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

9.2                               Review Procedure.  If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

9.2.1                     Initiation — Written Request.  To initiate the review, the claimant, within sixty (60) days after receiving the Company’s notice of denial, must file with the Company a written request for review.

9.2.2                     Additional Submissions — Information Access.  The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim.  The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

9.2.3                     Considerations on Review.  In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

9.2.4                     Timing of Company Response.  The Company shall respond in writing to such claimant within sixty (60) days after receiving the request for review.  If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional sixty (60) days by notifying the claimant in writing, prior to the end of the initial sixty (60) day period, that an additional period is required.  The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

9.2.5                     Notice of Decision.  The Company shall notify the claimant in writing of its decision on review.  The Company shall write the notification in a manner calculated to be understood by the claimant.  The notification shall set forth:

(a)                                 The specific reasons for the denial,

(b)                                 A reference to the specific provisions of this Agreement, on which the denial is based,

(c)                                  A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits, and

(d)                                 A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

Article 10
Amendments and Termination

10.1                        Amendments.  The Company may amend this Agreement unilaterally.  However, no amendment to the Agreement may be made by the Company after a Change in Control Event, unless approved by the Executive.

10.2                        Plan Termination Generally.  The Company may unilaterally terminate this Agreement at any time.  Except as provided in Section 10.3, the termination of this Agreement shall not cause a distribution of benefits under this Agreement.  Rather, upon such termination benefit distributions will be made at the earliest distribution event permitted under Article 4 or Article 5.

10.3                        Plan Terminations Under Section 409A.  Notwithstanding anything to the contrary in Section 10.2, if this Agreement is terminated in the following circumstances:

(a)                                 Within thirty (30) days before, or twelve (12) months after the occurrence of a Change in Control Event, provided that all distributions are made no later than twelve (12) months following such termination of the Agreement and further provided that all the Company’s arrangements which are substantially similar to the Agreement are terminated so the Executive and all participants in similar arrangements are required to receive all amounts of Compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements;

(b)                                 Upon the Company’s dissolution pursuant to Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U. S. C. Section 503(b)(1)(A) provided that the amounts deferred under the Agreement are included in the Executive’s gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)                                  Upon the Company’s termination of this and all other account balance plans (as referenced in Section 409A of the Code or the regulations thereunder), provided that all distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and the Company does not adopt any new account balance plans for a minimum of five (5) years following the date of such termination;

the Company may distribute the Incentive Award Account balance, determined as of the date of the termination of the Agreement, to the Executive in a lump sum subject to the above terms.

Article 11
Miscellaneous

11.1                        Binding Effect.  This Agreement shall bind the Executive and the Company and their beneficiaries, survivors, executors, administrators and transferees.

11.2                        No Guarantee of Employment.  This Agreement is not a contract for employment.  It does not give the Executive the right to remain as an employee of the Company, nor does it interfere with the Company’s right to discharge the Executive.  It also does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.

11.3                        Non-Transferability.  Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

11.4                        Tax Withholding and Reporting.  The Company shall withhold any taxes that are required to be withheld, including but not limited to taxes owed under Section 409A of the Code and regulations thereunder, from the benefits provided under this Agreement.  Executive acknowledges that the Company’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority.  Further, the Company shall satisfy all applicable reporting requirements, including those under Section 409A of the Code and regulations thereunder.

11.5                        Applicable Law.  This Agreement and all rights hereunder shall be governed by the laws of the State of Michigan, except to the extent preempted by the laws of the United States of America.

11.6                        Unfunded Arrangement.  The Executive and the Beneficiary are general unsecured creditors of the Company for the distribution of benefits under this Agreement.  The benefits represent the mere promise by the Company to distribute such benefits.  The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executive’s creditors.  Insurance on the Executive’s life which is used to pay benefits to the Executive in accordance with the teens of this Agreement (as for example, the benefit referred to in Section 5.1 above) or other informal funding asset is a general asset of the Company to which the Executive and the Beneficiary have no preferred or secured claim.

11.7                        Reorganization.  The Company shall not merge or consolidate into or with another Company, or reorganize, or sell substantially all of its assets to another bank, firm, or person unless such succeeding or continuing bank, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement.  Upon the occurrence of such event, for purposes of payments due pursuant to this Agreement the term “Company” as used in this Agreement shall be deemed to refer to the successor or survivor Company.

11.8                        Entire Agreement.  This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof.  No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

11.9                        Interpretation.  Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural

11.10                 Alternative Action.  In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Agreement, the Company or Plan Administrator may in its discretion pertain’ such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Company, provided that such alternative acts do not violate Section 409A of the Code.

11.11                 Headings.  Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

11.12                 Validity.  In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

11.13                 Notice.  Any notice or filing required or permitted to be given to the Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

STERLING BANK & TRUST

ONE TOWNE SQUARE

17TH FLOOR

SOUTHFIELD, MI 48076

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.  Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

11.14                 Compliance with Section 409A.  This Agreement shall at all times be administered and the provisions of this Agreement shall be interpreted consistent with the requirements of Section 409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the Effective Date of this Agreement.

11.15                 Arbitration.  Executive agrees that if Executive has any dispute arising out of or in connection with any aspect of this Agreement, such dispute shall be exclusively subject to final and binding arbitration, pursuant to The Federal Arbitration Act, 9 U.S.C. § 1 et seq., and applicable state statutes relating to arbitration, under the national rules for resolution of employment disputes of the American Arbitration Association (“AAA”) or

Judicial Arbitration and Mediation Inc., (“JAMS”), provided that all substantive rights and remedies (including any applicable damages provided under any pertinent statute(s) relating to such claims), the right to representation by counsel, a neutral arbitrator, a reasonable opportunity for discovery, a fair arbitral hearing, a written arbitral award containing findings of fact and conclusions of law, and any other provision required by law, shall be available in the AAA or JAMS forum.  Any decision of the neutral arbitrator shall be final and binding as to both parties and enforceable by any court of competent jurisdiction, including the circuit courts of the State of Michigan.  Executive agrees that submission of any such dispute to arbitration is a condition precedent to invoking the jurisdiction of any court over the subject matter of Executive’s dispute, except for any suit Executive may file in aid of arbitration.  Nothing contained in this arbitration provision shall prohibit Executive from filing any claims or charges with an appropriate governmental agency.  Executive understands that this Agreement constitutes a waiver of Executive’s right, if any, to adjudicate claims against the Company in a judicial forum.

IN WITNESS WHEREOF, the Executive and an authorized representative of the Company have signed this Agreement as of May 8, 2007.

EXECUTIVE:	COMPANY:

Sterling Bank & Trust, Fsb

/s/ Steve Huber	By:	/s/ Tom Lopp
Steve Huber	Title:	COO